FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GLOBAL ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

NEVADA	86-0666860
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

GLOBAL ENTERTAINMENT CORPORATION

4909 E. MCDOWELL, SUITE 104, PHOENIX, ARIZONA 85008-4293

(Address of Principal Executive Offices) (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.  ☐

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.  ☐

Securities to be registered pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered
Common Stock, $0.001 par value per share

Item 1.

Description of Securities to be Registered.

Global Entertainment Corporation (the “Registrant”) incorporates by reference the description of its securities to be registered hereunder contained under the heading “Description of Global Entertainment Capital Stock” as set forth in the Registrant’s Registration Statement on Form S-4 as filed with the Commission on September 26, 2003 (the “Registration Statement on Form S-4”) (File Number 333-109192), and in all amendments to the Registration Statement on Form S-4 subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such Registration Statement on Form S-4 and all amendments to the Registration Statement on Form S-4 are hereby deemed to be incorporated by reference into this registration statement in accordance with the Instructions to Item 1 of this Form.

Item 2.

Exhibits.

1	Amended and Restated Articles of Incorporation of Global Entertainment Corporation, incorporated by reference to Exhibit 3.1 of the Registrants’s Registration Statement on Form S-4 (No. 333-109192), as filed with the Commission on September 26, 2003.

2	Bylaws of Global Entertainment Corporation, incorporated by reference to Exhibit 3.2 of the Registrants’s Registration Statement on Form S-4 (No. 333-109192), as filed with the Commission on September 26, 2003.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 19, 2004.

GLOBAL ENTERTAINMENT CORPORATION

By:	/s/ Richard Kozuback

Richard Kozuback President and Chief Executive Officer